                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ----------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  MAY 15, 1997

                    --------------------------------------
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                            SIGNATURE RESORTS, INC.

                    --------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             MARYLAND                 000-21193                  95-4582157
   (STATE OR OTHER JURISDICTION  (COMMISSION TITLE NUMBER)      (IRS EMPLOYER
        OF INCORPORATION)                                    IDENTIFICATION NUMBER)

                     5933 WEST CENTURY BOULEVARD, SUITE 210
                         LOS ANGELES, CALIFORNIA 90045

                    --------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (310) 348-1000
                    --------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (a) Financial statements of businesses acquired. The financial statements for Plantation Resorts Group, Inc. ("PRG") and subsidiaries required by this
Item 7(a) are included herein as pages F-1 through F-12.

  (b) Pro forma financial information.

                PRO FORMA FINANCIAL INFORMATION OF THE COMPANY
             (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following table sets forth summary pro forma financial information of Signature Resorts, Inc. and its subsidiaries (the "Company"). The pro forma information for the three month period ended March 31, 1997 gives effect to the acquisition of PRG and its subsidiaries on May 15, 1997 (the "PRG Merger") and the pro forma information for the year ended December 31, 1996 and for the three month period ended March 31, 1996 gives effect to the exchange of direct and indirect interests in, and obligations of, certain predecessor limited partnerships, limited liability companies and other corporations of the Company for shares of Common Stock in the Company ("the Consolidation Transactions"), the initial public offering of shares of the Company's Common Stock in August 1996 (the "Initial Public Offering"), the offering of $138.0 million aggregate principal amount of its 5.75% Convertible Subordinated Notes due 2007 and the offering (together the "Concurrent Offerings") of 4.0 million shares of Common Stock (including 2.4 million secondary shares sold by certain selling stockholders) in February 1997 and the PRG Merger, in each case, as if each had occurred as of the beginning of the period presented. The pro forma information for the years ended December 31, 1995 and 1994 gives effect to the PRG Merger. Due to seasonality, other market factors and additions to the number of the Company's resorts, the pro forma results for the three months ended March 31, 1997 and 1996 are not necessarily indicative of results for a full year.

                                            PRO FORMA (UNAUDITED)
                              --------------------------------------------------
                               THREE MONTHS ENDED            YEAR ENDED
                                    MARCH 31,               DECEMBER 31,
                              --------------------- ----------------------------
                                 1997       1996       1996      1995     1994
                              ---------- ---------- ---------- -------- --------
INCOME STATEMENT DATA:
REVENUES:
 Vacation Interval sales....  $   53,930 $   31,175 $  157,042 $118,552 $ 99,058
 Interest income............       8,416      5,655     24,935   20,006   15,747
 Other income...............       2,367      1,731     10,133    7,144    1,033
                              ---------- ---------- ---------- -------- --------
 Total revenues.............      64,713     38,561    192,110  145,702  115,838
                              ---------- ---------- ---------- -------- --------
COSTS AND OPERATING
 EXPENSES:
 Vacation Interval cost of
  sales.....................      14,572      8,514     42,618   34,077   28,992
 Advertising, sales and
  marketing.................      24,527     14,712     78,029   54,610   47,081
 Loan portfolio:
   Interest expense--
    treasury................       1,012      1,231        693   10,077    8,224
   Other expenses...........       1,422        789      4,010    2,018    1,460
   Provision for doubtful
    accounts................       2,138      1,296      8,009    3,500    1,956
 General and
  administrative............       8,225      4,512     30,692   13,599    8,463
 Resort property valuation
  allowance.................         --         --       2,620      --       --
 Depreciation and
  amortization..............       1,057        705      4,639    2,154      990
 Merger costs...............       1,693        --         --       --       --
                              ---------- ---------- ---------- -------- --------
 Total costs and operating
  expenses..................      54,646     31,759    171,310  120,035   97,166
                              ---------- ---------- ---------- -------- --------
Income from operations......      10,067      6,802     20,800   25,667   18,672
 Interest expense--other....       2,035      2,093      8,370    1,515    1,313
 Equity loss on investment
  in joint venture..........          70        147        626    1,649      271
 Minority interest in
  income of consolidated
  limited partnership.......          24        --         199      --       --
                              ---------- ---------- ---------- -------- --------
Income before provision for
 income taxes...............       7,938      4,562     11,605   22,503   17,088
 Provision for income
  taxes.....................       3,175      1,825      4,642    9,001    6,664
                              ---------- ---------- ---------- -------- --------
Net income..................  $    4,763 $    2,737 $    6,963 $ 13,502 $ 10,424
                              ========== ========== ========== ======== ========
Pro forma unaudited net
 income per common and
 common equivalent shares
 outstanding ...............  $     0.21 $     0.12 $     0.30
                              ========== ========== ==========
Pro forma unaudited weighted
 average common and common
 equivalent shares
 outstanding ...............  22,925,016 22,276,470 23,101,628

                            SIGNATURE RESORTS, INC.

                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

  The pro forma statements of operations data set forth below for the year ended December 31, 1996 and for the three months ended March 31, 1997 and 1996 gives effect, individually and in the aggregate, to the following: (i) the Consolidation Transactions, the Initial Public Offering and the Concurrent Offerings and (ii) the PRG Merger, in each case, as if each had occurred at the beginning of the period. The Company's actual statement of operations data reflects the combined operations of the Company and AVCOM International, Inc. using pooling-of-interests accounting for all periods presented. The pro forma adjustments are based upon currently available information and certain assumptions that management of the Company believes are reasonable under current circumstances.

                PRO FORMA FINANCIAL INFORMATION OF THE COMPANY
             (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      YEAR ENDED DECEMBER 31, 1996
                            -----------------------------------------------------
                                                PRO FORMA ADJUSTMENTS
                                        -----------------------------------------
                                         CONSOLIDATION
                                         TRANSACTIONS/
                                            INITIAL
                                        PUBLIC OFFERING/
                             COMPANY       CONCURRENT      THE PRG      COMPANY
                              ACTUAL      OFFERINGS(a)    MERGER(b)    PRO FORMA
                            ----------  ----------------  ---------    ----------
REVENUES:
Vacation Interval sales...  $  121,330     $     --       $  35,712    $  157,042
Interest income...........      12,254           --          12,681        24,935
Other income..............       9,891           210 (c)         32        10,133
                            ----------     ---------      ---------    ----------
 Total revenues...........     143,475           210         48,425       192,110
                            ----------     ---------      ---------    ----------
COSTS AND OPERATING
 EXPENSES:
Vacation Interval cost of
 sales....................      31,302           (50)(d)     11,366        42,618
Advertising, sales and
 marketing................      61,495           --          16,534        78,029
Loan portfolio:
 Interest expense--
  treasury................       6,466       (12,789)(d)      7,016           693
 Other expenses...........       2,260           (66)(d)      1,816         4,010
 Provision for doubtful
  accounts................       6,286           --           1,723         8,009
General and
 administrative...........      27,836           --           2,856        30,692
Resort property valuation
 allowance................       2,620           --             --          2,620
Depreciation and
 amortization.............       4,219           --             420         4,639
                            ----------     ---------      ---------    ----------
Total costs and operating
 expenses.................     142,484       (12,905)        41,731       171,310
                            ----------     ---------      ---------    ----------
Income from operations....         991        13,115          6,694        20,800
Interest expense--other...       3,725         4,645 (d)        --          8,370
Equity loss on investment
 in joint venture.........         236           390 (e)        --            626
Minority interest in
 income of consolidated
 limited partnership......         199           --             --            199
                            ----------     ---------      ---------    ----------
Income before provision
 for income taxes.........      (3,169)        8,080          6,694        11,605
Provision for income
 taxes....................      (4,907)        6,871 (f)      2,678         4,642
                            ----------     ---------      ---------    ----------
Net income (loss).........  $    1,738     $   1,209      $   4,016    $    6,963
                            ==========     =========      =========    ==========
Pro forma earnings per
 common and common
 equivalent shares........  $     0.12                                 $     0.30
                            ==========                                 ==========
Pro forma weighted average
 number of common and
 common equivalent shares
 outstanding..............  14,730,268     5,970,131      2,401,229(g) 23,101,628

-------
(a) Reflects the Consolidation Transactions and the issuance of 11,354,705 shares of Common Stock pursuant thereto, and the Initial Public Offering of 6,037,500 shares of Common Stock, each in August 1996 and the Concurrent Offerings of $138 million of 5.75% Convertible Subordinated Notes due 2007 and 1,600,000 shares of Common Stock sold by the Company in February 1997.
(b) The pro forma adjustments for the PRG Merger assume pooling-of-interests accounting, reflect the historical statement of operations of PRG for the year ended December 31, 1996 and assume PRG had been treated as a C corporation rather than as a limited partnership for federal income tax purposes.
(c) Reflects increase in interest income due to the purchase of loans from certain combining interests of $2.7 million relating to loans made by such combining interests to the joint venture. The loans carry interest at 12% per annum.
(d) Reflects the following: (i) the elimination or reduction of interest expense due to the retirement of $140.4 million of debt; (ii) the reduction of Vacation Interval cost of sales due to the reduction of capitalized interest related to the retirement of debt; (iii) the elimination of financing fees on advances not required as a result of the debt retirement and (iv) the incurrence of interest expense of 5.75% on $138 million of Convertible Subordinated Notes due 2007. The weighted average interest rate on the debt retired was 11% per annum.
(e) Reflects the increase of goodwill amortization on the purchase of a joint venture interest.
(f) Reflects the effect on 1996 historical statement of operations data of
    (c)-(e) above and assumes the combined Company had been treated as a C corporation rather than as limited partnerships and limited liability companies for federal income tax purposes.
(g) Represents 2,401,229 shares issuable in connection with the PRG Merger.

              PRO FORMA STATEMENTS OF OPERATIONS DATA (UNAUDITED)
             (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    MARCH 31, 1997                                     MARCH 31, 1996
                     ----------------------------------------------- -------------------------------------------------------
                                      PRO FORMA ADJUSTMENTS                               PRO FORMA ADJUSTMENTS
                                ------------------------------------             -------------------------------------------
                                                                                    CONSOLIDATION
                                                                                    TRANSACTIONS/
                                                                                   INITIAL PUBLIC
                      COMPANY    CONCURRENT                COMPANY    COMPANY    OFFERING/CONCURRENT               COMPANY
                       ACTUAL   OFFERINGS(a)  PRG(b)      PRO FORMA    ACTUAL      OFFERINGS(a)(c)    PRG(b)      PRO FORMA
                     ---------- ------------ ---------    ---------- ----------  ------------------- ---------    ----------
REVENUES:
 Vacation Interval
  sales............  $   45,796   $   --     $   8,134    $   53,930 $   19,890       $     --       $  11,285    $   31,175
 Interest income...       5,393       --         3,023         8,416      2,489             --           3,166         5,655
 Other income......       2,366       --             1         2,367      1,648              80 (d)          3         1,731
                     ----------   -------    ---------    ---------- ----------       ---------      ---------    ----------
 Total revenues....      53,555       --        11,158        64,713     24,027              80         14,454        38,561
                     ----------   -------    ---------    ---------- ----------       ---------      ---------    ----------
COSTS AND OPERATING
 EXPENSES:
 Vacation Interval
  cost of sales....      12,061       --         2,511        14,572      5,036             (15)(e)      3,493         8,514
 Advertising,
  sales and
  marketing........      20,760       --         3,767        24,527      9,456             --           5,256        14,712
 Loan portfolio:
   Interest
    expense--
    treasury.......       2,341    (3,088)       1,759         1,012      1,541          (1,981)(e)      1,671         1,231
   Other expenses..         844       --           578         1,422        410             (17)(e)        396           789
   Provision for
    doubtful
    accounts.......       2,057       --            81         2,138        717             --             579         1,296
 General and
  administrative...       7,122       --         1,103         8,225      4,134             --             378         4,512
 Depreciation and
  amortization.....         919       --           138         1,057        601             --             104           705
 Merger costs......       1,693       --           --          1,693        --              --             --            --
                     ----------   -------    ---------    ---------- ----------       ---------      ---------    ----------
 Total costs and
  operating
  expenses.........      47,797    (3,088)       9,937        54,646     21,895          (2,013)        11,877        31,759
                     ----------   -------    ---------    ---------- ----------       ---------      ---------    ----------
Income from
 operations........       5,758     3,088        1,221        10,067      2,132           2,093          2,577         6,802
 Interest
  expense--other...       1,337       698          --          2,035        834           1,259 (e)        --          2,093
 Equity loss on
  investment in
  joint venture....          70       --           --             70          1             146 (f)        --            147
 Minority interest
  in income of
  consolidated
  limited
  partnership......          24       --           --             24        --              --             --            --
                     ----------   -------    ---------    ---------- ----------       ---------      ---------    ----------
Income before
 provision for
 income taxes......       4,327     2,390        1,221         7,938      1,297             688          2,577         4,562
 Provision for
  income taxes.....       1,731       956          488         3,175       (414)          1,208 (g)      1,031(f)      1,825
                     ----------   -------    ---------    ---------- ----------       ---------      ---------    ----------
Net income.........  $    2,596   $ 1,434    $     733    $    4,763 $    1,711       $    (520)     $   1,546    $    2,737
                     ==========   =======    =========    ========== ==========       =========      =========    ==========
Pro forma earnings
 per common and
 common equivalent
 shares............  $     0.13                           $     0.21 $     0.14                                   $     0.12
                     ==========                           ========== ==========                                   ==========
Pro forma weighted
 average number of
 common and common
 equivalent shares
 outstanding ......  19,990,454   533,333    2,401,229(h) 22,925,016 12,237,741       7,637,500 (i)  2,401,229(h) 22,276,470

-------
(a) Reflects the Concurrent Offerings of $138 million of 5.75% Convertible Subordinated Notes due 2007 and 1,600,000 shares of Common Stock sold by the Company in February 1997.

(b) The pro forma adjustments for the PRG Merger assume pooling-of-interests accounting, reflect the historical statements of operations data for PRG and assume PRG had been treated as a C corporation rather than as a limited partnership for federal income tax purposes.

(c) The consolidated pro forma statements of operations all give effect to the Consolidation Transactions as if they had occurred at the beginning of the period indicated. The Consolidation Transactions were consummated concurrently with the Initial Public Offering in August 1996.

(d) Reflects increase in interest income due to the assumption of notes receivable in the Consolidation Transactions of $2.7 million. Such notes bear interest at a rate of 12% per annum.

(e) Reflects the following: (i) the elimination or reduction of interest expense due to the retirement of $72.0 million of debt retirement with respect to the period ended March 31, 1996; (ii) the reduction of Vacation Interval cost of sales due to the reduction of capitalized interest related to the retirement of construction debt; (iii) the elimination of financing fees on advances not required as a result of the debt retirement and (iv) the incurrence of interest expense of 5.75% on $138 million of Convertible Subordinated Notes due 2007. The weighted average interest rate on a per annum basis on the debt retired was 11% for the three months ended March 31, 1996.

(f) Reflects the increase in goodwill amortization on the purchase of a joint venture interest.

(g) Reflects the effects on historical statements of operations data of (d)-
    (f) above and assumes the combined Company had been treated as a C corporation rather than as individual limited partnerships and limited liability companies for federal income tax purposes.

(h) Reflects 2,401,229 shares issuable in connection with the PRG Merger.

(i) Reflects the Initial Public Offering of shares of Common Stock and the concurrent offering of 1.6 million shares of Common Stock by the Company.

              PRO FORMA STATEMENTS OF OPERATIONS DATA (UNAUDITED)
             (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              YEAR ENDED
                         ----------------------------------------------------------
                             DECEMBER 31, 1995             DECEMBER 31, 1994
                         ----------------------------- ----------------------------
                           PRO FORMA ADJUSTMENTS         PRO FORMA ADJUSTMENTS
                           ---------------------         ---------------------
                         COMPANY              COMPANY  COMPANY             COMPANY
                          ACTUAL     PRG(a)  PRO FORMA ACTUAL     PRG(a)  PRO FORMA
                         --------    ------- --------- -------    ------- ---------
INCOME STATEMENT DATA:
REVENUES:
 Vacation Interval
  sales................. $ 92,302    $26,250 $118,552  $64,399    $34,659  $99,058
 Interest income........    7,523     12,483   20,006    3,863     11,884   15,747
 Other income...........    7,052         92    7,144      882        151    1,033
                         --------    ------- --------  -------    -------  -------
 Total revenues.........  106,877     38,825  145,702   69,144     46,694  115,838
                         --------    ------- --------  -------    -------  -------
COSTS AND OPERATING
 EXPENSES:
 Vacation Interval cost
  of sales..............   26,731      7,346   34,077   19,186      9,806   28,992
 Advertising, sales and
  marketing.............   42,408     12,202   54,610   30,977     16,104   47,081
 Loan portfolio:
   Interest expense--
    treasury............    3,887      6,190   10,077    1,691      6,533    8,224
   Other expenses.......    1,667        351    2,018    1,244        216    1,460
   Provision for
    doubtful accounts...    2,579        921    3,500    1,294        662    1,956
 General and
  administrative........   11,148      2,451   13,599    6,625      1,838    8,463
 Resort property
  valuation allowance ..      --         --       --       --         --       --
 Depreciation and
  amortization..........    1,861        293    2,154      635        355      990
 Merger costs...........      --         --       --       --         --       --
                         --------    ------- --------  -------    -------  -------
 Total costs and
  operating expenses....   90,281     29,754  120,035   61,652     35,514   97,166
                         --------    ------- --------  -------    -------  -------
Income from operations..   16,596      9,071   25,667    7,492     11,180   18,672
 Interest expense--
  other.................    1,515        --     1,515    1,313        --     1,313
 Equity loss on
  investment in joint
  venture...............    1,649        --     1,649      271        --       271
 Minority interest in
  income of
  consolidated limited
  partnership...........      --         --       --       --         --       --
                         --------    ------- --------  -------    -------  -------
Income before provision
 for income taxes.......   13,432      9,071   22,503    5,908     11,180   17,088
 Provision for income
  taxes.................    5,373(b)   3,628    9,001    2,304(b)   4,360    6,664
                         --------    ------- --------  -------    -------  -------
Net income.............. $  8,059    $ 5,443 $ 13,502  $ 3,604    $ 6,820  $10,424
                         ========    ======= ========  =======    =======  =======

-------
(a) The pro forma adjustments for the PRG Merger assume pooling-of-interests accounting, reflect the historical statements of operations data of PRG for the years ended December 31, 1995 and 1994 and assume PRG had been treated as a C corporation rather than as a limited partnership for federal income tax purposes.

(b) Reflects the effects on historical statements of operations data and assumes the combined Company had been treated as a C corporation rather than as individual limited partnerships and limited liability companies for federal income tax purposes.

  The pro forma balance sheet data set forth below at March 31, 1997 give effect to the PRG Merger as if it had occurred on March 31, 1997. The pro forma adjustments are based upon currently available information and certain assumptions that management of the Company believes are reasonable under current circumstances.

                            PRO FORMA BALANCE SHEET
                                 MARCH 31, 1997
                                 (IN THOUSANDS)

                                                          MARCH 31, 1997
                                                   ----------------------------
                                                      PRO FORMA ADJUSTMENTS
                                                      ---------------------
                                                   COMPANY   THE PRG   COMPANY
                                                    ACTUAL  MERGER(A) PRO FORMA
                                                   -------- --------- ---------
ASSETS:
Cash and cash equivalents......................... $106,545  $ 5,995  $112,540
Cash in escrow....................................    2,333      611     2,944
Mortgages receivable..............................  167,547   64,794   232,341
Due from related parties..........................    7,180    5,440    12,620
Other receivables, net............................    4,925      --      4,925
Prepaid expenses and other assets.................    7,932    1,658     9,590
Investment in joint venture.......................    7,327      --      7,327
Real estate and development costs.................  132,422   16,231   148,653
Property and equipment, net.......................   11,465    1,561    13,026
Intangible assets, net............................    6,532    1,268     7,800
Deferred income taxes.............................      --     2,340     2,340
                                                   --------  -------  --------
    Total assets.................................. $454,208  $99,898  $554,106
                                                   ========  =======  ========
LIABILITIES AND EQUITY:
Accounts payable.................................. $ 15,201  $ 3,475  $ 18,676
Accrued liabilities...............................   27,890      933    28,823
Deferred revenue..................................      --     2,354     2,354
Due to related parties............................      718      --        718
Income taxes payable..............................    2,285      --      2,285
Deferred taxes....................................    4,990      --      4,990
Notes payable to financial institutions...........  110,586   68,429   179,015
Convertible subordinated notes....................  138,000      --    138,000
                                                   --------  -------  --------
    Total liabilities.............................  299,670   75,191   374,861
Minority interest in consolidated limited
 partnership......................................    1,545      --      1,545
Equity............................................  152,993   24,707   177,700
                                                   --------  -------  --------
    Total liabilities and equity.................. $454,208  $99,898  $554,106
                                                   ========  =======  ========

--------
(a) The pro forma adjustments for the PRG Merger represent the historical financial statements of PRG using the pooling-of-interests accounting method.

  (c) Exhibits.

     2.1 Agreement and Plan of Merger dated as of May 15, 1997 between
         Signature and PRG is filed herewith in accordance with the provisions of Item 601 of Regulation S-K (previously filed).

     4   Registration Rights Agreement dated as of May 15, 1997 between
         Signature and the PRG Shareholders is filed herewith in accordance with the provisions of Item 601 of Regulation S-K (previously filed).


  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SIGNATURE RESORTS, INC.

                                          By: /s/   Andrew D. Hutton___________
                                            Name: Andrew D. Hutton
                                            Title: Vice President and General
                                           Counsel

Dated: July 29, 1997

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Plantation Resorts Group, Inc.:

We have audited the accompanying consolidated balance sheets of Plantation Resorts Group, Inc. (a Virginia corporation) and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of income, equity and cash flows for each of the three years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plantation Resorts Group, Inc. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period then ended in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP
Orlando, Florida
 March 28, 1997 (except with respect to
 the matter discussed in Note 10,
 as to which the date
 is May 15, 1997)

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                            DECEMBER 31,
                                      --------------------------
                                          1995          1996      MARCH 31, 1997
                                      ------------  ------------  --------------
                                                                   (UNAUDITED)
ASSETS:
Cash and cash equivalents...........  $ 10,657,091  $  7,142,739   $ 5,994,697
Cash in escrow......................       802,719       430,681       611,156
Mortgages receivable, net of an
 allowance of $6,938,806, $7,148,915
 and $6,506,000 at March 31, 1997,
 December 31, 1996 and 1995,
 respectively.......................    63,315,332    65,964,496    64,793,823
Due from related parties............    14,132,963     4,426,678     5,440,012
Real estate and development costs,
 net................................    10,513,808    14,580,222    16,231,464
Property and equipment, net.........     2,281,462     1,582,036     1,560,865
Prepaid expenses....................     5,561,859     4,502,403     1,657,748
Intangible assets, net..............     1,550,531     1,338,517     1,267,560
Deferred income taxes...............           --      1,948,626     2,340,582
                                      ------------  ------------   -----------
   Total assets.....................  $108,815,765  $101,916,398   $99,897,907
                                      ============  ============   ===========
LIABILITIES AND EQUITY:
Accounts payable....................  $  2,492,141  $  1,923,294   $ 3,474,853
Accrued liabilities.................       771,186     1,380,227       933,198
Deferred revenue....................     8,123,190     5,661,152     2,353,373
Notes payable to financial
 institutions.......................    69,278,148    69,755,720    68,429,288
                                      ------------  ------------   -----------
   Total liabilities................    80,664,665    78,720,393    75,190,712
Stockholders equity:
  Common stock (no par value, 5,000
   shares authorized and 973
   outstanding).....................           --            --            --
  Additional paid-in capital........       410,998       410,998       410,998
  Retained deficit .................      (294,927)   (5,260,604)   (5,900,111)
Venturer's equity...................    28,035,029    28,045,611    30,196,308
                                      ------------  ------------   -----------
Total equity........................    28,151,100    23,196,005    24,707,195
                                      ------------  ------------   -----------
   Total liabilities and equity.....  $108,815,765  $101,916,398   $99,897,907
                                      ============  ============   ===========


        See accompanying notes to the consolidated financial statements.

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                THREE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,               MARCH 31,
                         -----------------------------------  -----------------------
                            1994        1995        1996         1996        1997
                         ----------- ----------- -----------  ----------- -----------
                                                              (UNAUDITED) (UNAUDITED)
REVENUES:
  Vacation Interval
   sales................ $34,659,161 $26,249,708 $35,712,455  $11,284,685 $ 8,133,678
  Interest income.......  11,883,479  12,483,200  12,681,108    3,166,380   3,023,608
  Other income..........     151,263      91,661      31,660        2,986       1,071
                         ----------- ----------- -----------  ----------- -----------
    Total revenues......  46,693,903  38,824,569  48,425,223   14,454,051  11,158,357
                         ----------- ----------- -----------  ----------- -----------
COSTS AND OPERATING
 EXPENSES:
  Vacation Interval cost
   of sales.............   9,806,598   7,345,649  11,366,259    3,493,016   2,510,934
  Advertising, sales and
   marketing............  16,103,507  12,202,283  16,534,132    5,255,614   3,766,607
  Loan portfolio:
    Interest expense--
     treasury...........   6,533,220   6,189,582   7,016,109    1,670,508   1,758,903
    Other expenses......     215,684     351,006   1,816,246      395,692     578,035
    Provision for
     doubtful accounts .     661,822     920,619   1,722,832      579,869      80,687
  General and
   administrative ......   1,838,268   2,450,752   2,855,882      378,316   1,103,520
  Depreciation and
   amortization ........     354,867     293,126     419,944      104,017     138,836
                         ----------- ----------- -----------  ----------- -----------
    Total costs and
     operating expenses.  35,513,966  29,753,017  41,731,404   11,877,032   9,937,522
                         ----------- ----------- -----------  ----------- -----------
  Income before
   (benefit) provision
   for income taxes.....  11,179,937   9,071,552   6,693,819    2,577,019   1,220,835
  (Benefit) provision
   for income taxes.....   1,351,376   1,533,193    (337,365)     418,314    (380,456)
                         ----------- ----------- -----------  ----------- -----------
  Net income............ $ 9,828,561 $ 7,538,359 $ 7,031,184  $ 2,158,705 $ 1,601,291
                         =========== =========== ===========  =========== ===========
PRO FORMA INCOME DATA
 (UNAUDITED):
  Income before taxes... $11,179,937 $ 9,071,552 $ 6,693,819  $ 2,577,019 $ 1,220,835
  Pro forma provision
   for income taxes.....   4,360,175   3,628,621   2,677,528    1,030,808     488,334
                         ----------- ----------- -----------  ----------- -----------
  Pro forma net income.. $ 6,819,762 $ 5,442,931 $ 4,016,291  $ 1,546,211 $   732,501
                         =========== =========== ===========  =========== ===========

        See accompanying notes to the consolidated financial statements.

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EQUITY

                             COMMON STOCK                                TOTAL
                          ------------------ ADDITIONAL  RETAINED    STOCKHOLDERS'
                            SHARES            PAID-IN    EARNINGS       EQUITY     VENTURERS'      TOTAL
                          OUTSTANDING AMOUNT  CAPITAL    (DEFICIT)     (DEFICIT)     EQUITY       EQUITY
                          ----------- ------ ---------- -----------  ------------- -----------  -----------
Balance at December 31,
 1993...................      973      --     $410,998  $ 1,507,551   $ 1,918,549  $17,960,948  $19,879,497
Net (loss) income.......      --       --          --    (1,069,617)   (1,069,617)  10,898,178    9,828,561
Distributions...........      --       --          --           --            --    (4,434,248)  (4,434,248)
                              ---      ---    --------  -----------   -----------  -----------  -----------
Balance at December 31,
 1994...................      973      --      410,998      437,934       848,932   24,424,878   25,273,810
Net (loss) income.......      --       --          --      (732,861)     (732,861)   8,271,220    7,538,359
Distributions...........      --       --          --           --            --    (4,811,069)  (4,811,069)
Contributions...........      --       --          --           --            --       150,000      150,000
                              ---      ---    --------  -----------   -----------  -----------  -----------
Balance at December 31,
 1995...................      973      --      410,998     (294,927)      116,071   28,035,029   28,151,100
Net (loss) income.......      --       --          --    (1,076,002)   (1,076,002)   8,107,186    7,031,184
Distributions...........      --       --          --           --            --    (4,648,096)  (4,648,096)
Assignment to venturers'
 of receivable due from
 related party .........      --       --          --           --            --    (3,448,508)  (3,448,508)
Write-off of receivable
 from related party.....      --       --          --    (3,889,675)   (3,889,675)         --    (3,889,675)
                              ---      ---    --------  -----------   -----------  -----------  -----------
Balance at December 31,
 1996...................      973      --      410,998   (5,260,604)   (4,849,606)  28,045,611   23,196,005
(Unaudited interim
 financial information):
Net (loss) income.......      --       --          --      (639,507)    (639,507)    2,240,798    1,601,291
Distributions...........      --       --          --           --            --       (90,101)     (90,101)
                              ---      ---    --------  -----------   -----------  -----------  -----------
Balance at March 31,
 1997 (unaudited).......      973      --     $410,998  $(5,900,111)  $(5,489,113) $30,196,308  $24,707,195
                              ===      ===    ========  ===========   ===========  ===========  ===========


        See accompanying notes to the consolidated financial statements.

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   THREE MONTHS ENDED
                                YEAR ENDED DECEMBER 31,                 MARCH 31,
                          -------------------------------------  ------------------------
                             1994         1995         1996         1996         1997
                          -----------  -----------  -----------  -----------  -----------
                                                                 (UNAUDITED)  (UNAUDITED)
OPERATING ACTIVITIES:
Net income..............  $ 9,828,561  $ 7,538,359  $ 7,031,184  $ 2,158,705  $ 1,601,291
Adjustments to reconcile
 net income to net cash
 (used in) provided by
 operating activities:
 Depreciation and
  amortization..........      354,867      293,126      419,944      104,017      138,836
 Provision for doubtful
  accounts..............      661,822      920,619    1,722,832      579,869       80,687
 Loss on disposal of
  property and
  equipment.............          --           --       572,820      337,135          --
 Changes in operating
  assets and
  liabilities:
   Cash in escrow.......     (133,002)      (7,619)     372,038           92     (180,475)
   Due from related
    parties.............   (4,854,354)  (1,425,553)   2,368,102    1,562,220   (1,013,334)
   Real estate and
    development costs...      800,222   (4,532,302)  (4,066,414)    (131,578)  (1,651,242)
   Prepaid expenses.....      983,322   (2,422,705)   1,059,456    2,901,951    2,844,655
   Accounts payable.....      476,699      186,869     (568,847)     337,531    1,551,559
   Accrued liabilities..     (127,057)     (36,869)     609,041     (350,917)    (447,029)
   Deferred revenue.....   (2,114,669)   3,852,447   (2,462,038)  (3,840,200)  (3,307,779)
   Deferred income
    taxes...............          --           --    (1,948,626)     (57,000)    (391,956)
                          -----------  -----------  -----------  -----------  -----------
Net cash (used in)
 provided by operating
 activities.............    5,876,411    4,366,372    5,109,492    3,601,825     (774,787)
                          -----------  -----------  -----------  -----------  -----------
INVESTING ACTIVITIES:
Mortgages receivable....   (5,848,598)  (1,957,056)  (4,371,996)    (991,071)   1,089,986
Expenditures for
 property and equipment.     (486,220)  (1,600,236)     (16,524)     (16,524)     (46,708)
Expenditures for
 intangible assets......     (152,680)    (903,183)     (64,800)     (11,217)         --
                          -----------  -----------  -----------  -----------  -----------
Net cash provided by
 (used in) investing
 activities.............   (6,487,498)  (4,460,475)  (4,453,320)  (1,018,812)   1,043,278
                          -----------  -----------  -----------  -----------  -----------
FINANCING ACTIVITIES:
Net (payments of)
 proceeds from notes
 payable to financial
 institutions...........    2,562,796    5,261,579      477,572     (760,977)  (1,326,432)
Contributions...........          --       150,000          --           --           --
Distributions...........   (4,434,248)  (4,811,069)  (4,648,096)  (1,958,002)     (90,101)
                          -----------  -----------  -----------  -----------  -----------
Net cash (used in)
 provided by financing
 activities.............   (1,871,452)     600,510   (4,170,524)  (2,718,979)  (1,416,533)
                          -----------  -----------  -----------  -----------  -----------
Net (decrease) increase
 in cash and cash
 equivalents............   (2,482,539)     506,407   (3,514,352)    (135,966)  (1,148,042)
Cash and cash
 equivalents, beginning
 of period..............   12,633,223   10,150,684   10,657,091   10,657,091    7,142,739
                          -----------  -----------  -----------  -----------  -----------
Cash and cash
 equivalents, end of
 period.................  $10,150,684  $10,657,091  $ 7,142,739  $10,521,125  $ 5,994,697
                          ===========  ===========  ===========  ===========  ===========
SUPPLEMENTAL DISCLOSURES
 OF CASH FLOW
 INFORMATION:
Cash paid during the
 period for interest....  $ 6,802,821  $ 6,423,392  $ 7,027,982  $ 1,680,064  $ 1,763,604
Cash (received) paid
 during the period for
 income taxes...........  $ 1,109,384  $ 1,683,360  $(1,048,213) $   223,936  $  (391,755)
SUPPLEMENTAL DISCLOSURE
 OF NON-CASH
 INFORMATION:
Assignment to venturers
 of receivable due from
 related party recorded
 as a reduction of
 venturers' equity......                            $ 3,448,508  $ 3,448,508
Write-off of receivable
 from related party
 recorded as a reduction
 of stockholders'
 equity.................                            $ 3,889,675

        See accompanying notes to the consolidated financial statements.

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1995 AND 1996

1.NATURE OF BUSINESS

  Plantation Resorts Group, Inc. (the Company) generates revenues from the sale and financing of vacation ownership interests in its resorts, which typically entitle the owner to use a fully furnished vacation resort (in perpetuity), typically for one-week each year (a Vacation Interval). The Company's principal operations consist of (1) developing and acquiring vacation ownership resorts and (2) providing consumer financing for the purchase of Vacation Intervals at its resorts.

  The Company was incorporated in April 1997 through a private placement of its common stock in which certain predecessor joint ventures and corporations (the "Entities") exchanged their interests for shares of the Company's common stock (the "Consolidation Transactions"). The Entities are Powhatan Associates, Greensprings Associates (Virginia joint ventures wholly-owned by the Company), Powhatan Associates Mortgage Trust I (a Delaware trust wholly-owned by the Company), RKG Corporation (RKG) and its wholly-owned subsidiaries, Greensprings Plantation Resort, Inc. (GPR) and Williamsburg Vacations, Inc. (WVI) (all Virginia corporations).

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation and Principles of Consolidation

  The accompanying consolidated financial statements include the combined accounts of the companies listed in Note 1, which became wholly-owned subsidiaries of the Company through the Consolidation Transactions. As a result, the combined accounts are now referred to as consolidated financial statements for the historical periods presented. All significant intercompany transactions and balances have been eliminated from these consolidated financial statements.

  The Consolidation Transactions have been accounted for as a reorganization of entities under common control. Accordingly, the net assets of the predecessor entities were recorded at the predecessor entities' basis. In addition, the accompanying consolidated financial statements reflect the historical results of operations of the predecessor entities on a combined basis.

 Interim Financial Statements

  The accompanying unaudited interim financial statements at March 31, 1997 and for the three months ended March 31, 1996 and 1997, do not include all disclosures provided in the annual financial statements. These interim financial statements should be read in conjunction with the accompanying annual audited financial statements and the footnotes thereto. Results for the 1997 interim period are not necessarily indicative of the results to be expected for the year ended December 31, 1997. However, the accompanying interim financial statements reflect all adjustments which are, in the opinion of management, of a normal and recurring nature necessary for a fair presentation of the financial position and results of operations of the Company. Unless otherwise stated, all information subsequent to December 31, 1996, is unaudited.

 Cash and Cash Equivalents

  Cash and cash equivalents consist of all highly liquid investments purchased with an original maturity of three months or less. Cash and cash equivalents consist of cash and money market funds.

 Cash in Escrow

  Cash in escrow is restricted cash consisting of deposits received on sales of Vacation Intervals that are held in escrow until a certificate of occupancy is obtained or the legal rescission period has expired.

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

 Real Estate and Development Costs

  Real estate is valued at the lower of cost or net realizable value. Development costs include both hard and soft construction costs and, together with real estate costs, is allocated to Vacation Intervals. Interest, taxes and other carrying costs incurred during the construction period are capitalized.

  In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of" (SFAS 121), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS 121 effective January 1, 1996, and there has been no material impact on the Company's operations or financial position.

 Income Taxes

  The Company accounts for income taxes using an asset and liability approach in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which the related deferred tax assets or liabilities are expected to be settled or realized. Income tax expense consists of the taxes payable for the current period and the change during the period in deferred tax assets and liabilities.

 Property and Equipment

  Property and equipment consists of buildings used for sales presentations. The buildings are recorded at cost and depreciated using the straight-line method over their estimated useful life of 39 years.

  Depreciation expense related to property and equipment was $89,394, $67,496 and $143,130 for the years ended December 31, 1994, 1995 and 1996
, respectively.

 Fair Value of Financial Instruments

  SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values for its financial instruments. The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

  Cash and cash equivalents and cash in escrow: The carrying amount reported in the balance sheet for cash and cash equivalents and cash in escrow approximates their fair value because of the short maturity of these instruments.

  Mortgages receivable: The carrying amount reported in the balance sheet for mortgages receivable approximates its fair value because the weighted average interest rate on the portfolio of mortgages receivable approximates current interest rates to be received on similar current mortgages receivable.

  Notes payable to financial institutions: The carrying amount reported in the balance sheet for notes payable approximates its fair value because the interest rates on these instruments approximate current interest rates charged on similar current borrowings.

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

 Intangible Assets

  Bond issuance costs and loan commitment fees incurred in connection with obtaining funding for the Company have been capitalized and are being amortized over the life of the respective loans.

 Revenue Recognition

  The Company recognizes sales of Vacation Intervals on an accrual basis after a binding sales contract has been executed, a 10% minimum down payment has been received, the rescission period has expired, construction is substantially complete, and certain minimum sales levels have been achieved. If all the criteria are met except that construction is not substantially complete, then revenues are recognized on the percentage-of-completion (cost-to-cost) basis. For sales that do not qualify for either accrual or percentage-of-completion accounting, all revenue is deferred using the deposit method.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities at the date of the financial statements during the reporting period. Actual results could differ from those estimates.

3.MORTGAGES RECEIVABLE

  The Company provides financing to the purchasers of Vacation Intervals, which is collateralized by the purchaser's deeded interest in such Vacation Intervals. The mortgages receivable bear interest at the time of issuance of 16% per annum over the term of the loan, which is 10 years.

  Mortgages receivable consisted of the following as of December 31, 1995 and 1996:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1995         1996
                                                       -----------  -----------
   Mortgages receivable............................... $68,713,899  $72,131,335
   Accrued interest...................................   1,107,433      982,076
   Allowance for doubtful accounts....................  (6,506,000)  (7,148,915)
                                                       -----------  -----------
                                                       $63,315,332  $65,964,496
                                                       ===========  ===========

  The activity in the mortgages receivable allowance for doubtful accounts is as follows for the years ended December 31, 1995 and 1996:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1995         1996
                                                       -----------  -----------
   Balance, beginning of period....................... $(6,500,000) $(6,506,000)
     Provision........................................    (920,619)  (1,722,832)
     Receivables charged-off..........................     914,619    1,079,917
                                                       -----------  -----------
   Balance, end of period............................. $(6,506,000) $(7,148,915)
                                                       ===========  ===========

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

  The following schedule reflects the principal maturities of mortgages receivable as of December 31, 1996:

   YEAR ENDING
   DECEMBER 31,                                                       AMOUNT
   ------------                                                     -----------
     1997.......................................................... $ 7,989,000
     1998..........................................................   9,186,000
     1999..........................................................   9,323,000
     2000..........................................................   9,281,000
     2001..........................................................   9,168,000
     Thereafter....................................................  27,184,335
                                                                    -----------
     Total principal maturities of mortgages receivable............  72,131,335
     Less--Allowance for doubtful accounts.........................  (7,148,915)
                                                                    -----------
       Net principal maturities of mortgages receivable............ $64,982,420
                                                                    ===========

4.REAL ESTATE AND DEVELOPMENT COSTS

  Real estate and development costs and accumulated cost of Vacation Interval sales consisted of the following as of December 31, 1995, and 1996:

                                                           DECEMBER 31,
                                                     --------------------------
                                                         1995          1996
                                                     ------------  ------------
Land................................................ $  3,275,476  $  5,135,676
Development costs...................................   63,594,918    77,167,391
                                                     ------------  ------------
Total real estate and development costs.............   66,870,394    82,303,067
Less--Accumulated cost of Vacation Interval sales...  (56,356,586)  (67,722,845)
                                                     ------------  ------------
  Real estate and development costs, net............ $ 10,513,808  $ 14,580,222
                                                     ============  ============

5.INTANGIBLE ASSETS

  Intangible assets and accumulated amortization consisted of the following as of December 31, 1995 and 1996:

                                                             DECEMBER 31,
                                                         ----------------------
                                                            1995        1996
                                                         ----------  ----------
Bond issuance costs..................................... $  933,184  $  933,184
Loan commitment fees....................................    991,468   1,056,268
                                                         ----------  ----------
                                                          1,924,652   1,989,452
Accumulated amortization................................   (374,121)   (650,935)
                                                         ----------  ----------
  Intangible assets, net................................ $1,550,531  $1,338,517
                                                         ==========  ==========

  Amortization expense related to intangible assets was $265,473, $225,630 and $276,814 for the years ended December 31, 1994, 1995 and 1996, respectively. During the year ended December 31, 1994, the Company wrote-off certain fully amortized loan commitment fees related to expired loan agreements.

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

6.NOTES PAYABLE TO FINANCIAL INSTITUTIONS

  Notes payable to financial institutions consisted of the following as of December 31, 1995 and 1996 :

                                                            DECEMBER 31,
                                                       -----------------------
                                                          1995        1996
                                                       ----------- -----------
Bonds payable, bearing interest at 7.75% per annum,
 payable from collections of mortgages receivable,
 secured by mortgages receivable, matures April 2004.  $23,179,521 $17,460,180
Construction loan, bearing interest at prime plus 2%,
 payable by release fees on Vacation Interval sales,
 secured by mortgages receivable, matures June 2001..    3,692,321   2,055,635
Endpaper loan, bearing interest at prime plus 2%,
 payable from collections of mortgages receivable,
 secured by mortgages receivable, matures
 December 2002.......................................    1,119,833   9,137,010
Endpaper loan, bearing interest at prime plus 1.25%,
 payable from collections of mortgages receivable,
 secured by mortgages receivable, matures June 2005..      306,168   2,558,595
Endpaper loan, bearing interest at prime plus 2.25%,
 payable from collections of mortgages receivable,
 secured by mortgages receivable, matures April 2003.    7,088,997   7,963,092
Endpaper loan, bearing interest at prime plus 1.5%,
 payable from collections of mortgages receivable,
 secured by mortgages receivable, matures April 2003.   16,553,718  14,654,234
Endpaper loan, bearing interest at prime plus 1.25%,
 payable from collections of mortgages receivable,
 secured by mortgages receivable, matures
 December 2002.......................................    1,798,148   2,700,252
Endpaper loan, bearing interest at prime plus 2.25%,
 payable from collections of mortgages receivable,
 secured by mortgages receivable, matures April 2003.   15,539,442  13,226,722
                                                       ----------- -----------
                                                       $69,278,148 $69,755,720
                                                       =========== ===========

  The prime rate was 8.25% at December 31, 1996.

  The following schedule reflects the expected principal maturities of notes payable to financial institutions as of December 31, 1996:

        YEAR ENDING
        DECEMBER 31,                                                  AMOUNT
        ------------                                                -----------
        1997..............................................          $12,813,000
        1998.......................................................  12,857,000
        1999.......................................................  12,799,000
        2000.......................................................  12,549,000
        2001.......................................................  12,215,000
        Thereafter.................................................   6,522,720
                                                                    -----------
        Net principal maturities of debt........................... $69,755,720
                                                                    ===========

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

7.DUE FROM RELATED PARTIES

  Amounts due from related parties represent advances to affiliates and owners of the Company. Amounts due from affiliates totalled $12,315,611 and $4,043,942 at December 31, 1995 and 1996, respectively, and represent amounts advanced to entities owned by Shareholders to fund working capital and expansion. Amounts due from Shareholders totaled $1,817,352 and $382,736 at December 31, 1995 and 1996, respectively. These amounts represent advances for services to be provided to the Company. For each of the three years in the period ended December 31, 1996, shareholders of the Company, through their affiliates, provided certain marketing and development services to the Company as follows:

                                                1994        1995        1996
                                             ----------- ----------- -----------
Marketing .................................. $15,596,622 $11,812,369 $16,070,605
Development ................................   9,006,376  10,612,475  13,572,473

  The above services were performed at rates negotiated by the Stockholders and are reflected in the accompanying consolidated statements of income, except for development-related costs, which have been capitalized as real estate and development costs.


8.PREPAID EXPENSES

  Prepaid expenses consisted of the following as of December 31, 1995 and 1996:

                                                               DECEMBER 31,
                                                           ---------------------
                                                              1995       1996
                                                           ---------- ----------
Deferred selling and marketing costs...................... $5,050,726 $3,978,223
Other prepaid expenses....................................    511,133    524,180
                                                           ---------- ----------
                                                           $5,561,859 $4,502,403
                                                           ========== ==========

9.INCOME TAXES (PRO FORMA UNAUDITED)

  In connection with the Company's merger with Signature Resorts Inc. ("Signature") (the "Signature Merger") discussed in Note 10, the Company became a C corporation, which made it subject to federal and state income taxes from the date of incorporation. In addition, the Company is now required to record the impact of cumulative temporary differences between financial reporting and tax reporting since the date of incorporation. RKG, GPR and WVI were subject to federal and state income taxes for all periods presented. The actual provision (benefit) for income taxes for RKG, GPR and WVI has been included in the unaudited pro forma provision for income taxes for all periods presented.

                PLANTATION RESORTS GROUP, INC. AND SUBSIDIARIES

  The unaudited pro forma provision for income taxes represents the estimated income taxes that would have been reported had the Company filed federal and state income tax returns as a C corporation. The following summarizes the unaudited pro forma provision for income taxes for the years ended December 31, 1994, 1995 and 1996:

                                                1994       1995        1996
                                             ---------- ----------  ----------
   Current:
     Federal................................ $3,587,934 $4,049,536  $2,778,530
     State..................................    410,050    449,949     308,726
                                             ---------- ----------  ----------
                                              3,997,984  4,499,485   3,087,256
   Deferred:
     Federal................................    325,043   (783,777)   (368,756)
     State..................................     37,148    (87,087)    (40,972)
                                             ---------- ----------  ----------
                                                362,191   (870,864)   (409,728)
                                             ---------- ----------  ----------
   Unaudited pro forma provision for income
    taxes................................... $4,360,175 $3,628,621  $2,677,528
                                             ========== ==========  ==========


  The reconciliation between the unaudited pro forma statutory provision for income taxes and the unaudited pro forma provision for income taxes is shown as follows for the years ended December 31, 1994, 1995 and 1996:

                                                   1994       1995       1996
                                                ---------- ---------- ----------
Unaudited pro forma provision for federal tax.  $3,912,977 $3,265,759 $2,409,774
Unaudited pro forma provision for state tax,
 net of federal benefit.......................     447,198    362,862    267,754
                                                ---------- ---------- ----------
Unaudited pro forma provision for income
 taxes........................................  $4,360,175 $3,628,621 $2,677,528
                                                ========== ========== ==========

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the pro forma net deferred tax liabilities were as follows as of December 31, 1995 and 1996:

                                                         1995         1996
                                                      -----------  -----------
Deferred tax assets:
  Allowance for doubtful accounts.................... $ 2,602,400  $ 4,813,343
                                                      -----------  -----------
Total deferred tax assets............................   2,602,400    4,813,343
                                                      -----------  -----------
Deferred tax liabilities:
  Book over tax sales................................   6,332,526    8,218,071
  Other..............................................     262,754      178,424
                                                      -----------  -----------
Total deferred tax liabilities.......................   6,595,280    8,396,495
                                                      -----------  -----------
Pro forma net deferred tax liabilities............... $(3,992,880) $(3,583,152)
                                                      ===========  ===========

10.SUBSEQUENT EVENT

  On May 15, 1997, the Company announced the signing of a merger agreement with Signature. The Signature Merger was consummated through the issuance of 2,401,229 shares of Signature's common stock in the exchange for 100% of the Company's outstanding Common Stock.

                                 EXHIBIT INDEX

     2.1 Agreement and Plan of Merger dated as of May 15, 1997 between
         Signature and PRG is filed herewith in accordance with the provisions of Item 601 of Regulation S-K (previously filed).

     4   Registration Rights Agreement dated as of May 15, 1997 between
         Signature and the PRG Shareholders is filed herewith in accordance with the provisions of Item 601 of Regulation S-K (previously filed).


                                      E-1